EXHIBIT (10)(x)

OFFICE LEASE

DATED:   November 11, 2010

This Lease (this “Lease”) is made and entered into by and between REEF PARKWAY, LLC, a Washington limited liability company (“Landlord”) and ACTIVECARE, INC., a Delaware corporation (“Tenant”).

1.	BASIC TERMS.

This Section sets forth certain basic terms of this Lease for reference purposes.  This Section is to be read in conjunction with the other provisions of this Lease; provided, however, to the extent of any inconsistency between this Section and the other provisions of this Lease, this Section shall control.

Premises (see §2)		Term (see §2)
Project Name	Parkway Center	Lease Term (months)	39
Building Name or #	Building A	Target Lease Commencement	12-1-10
Suite	#140	Target Rent Commencement	1-1-11
Street Address	4897 Lake Park Blvd.	Target Lease Expiration	2-28-14
City	Salt Lake City	Renewal Options:
County	Salt Lake	Number	1
State	Utah	Length of each (months)	36

Rentable Area (SF) (see §2)	Premises	3,299	Subject to adjustment per §17.10
Common Expenses (see §5)	Tenant Share of Total	5.86%	Subject to adjustment per §17.10
Parking (see §2.3)	Prorata share of available stalls
Permitted Uses	General office, and no other
Guarantors	n/a

Rent (see §§4,9)	Start Month	End Month	Target Start Date	Target End Date	Base Rent Per SF/Yr	Base Rent Per Month	Terms
	1	1	12-1-10	12-31-10	$11.50	Abated	NNN
	2	12	1-1-11	11-30-11	$11.50	$3,161.54	NNN
	13	13	12-1-11	12-31-11	$11.85	$3,257.76	NNN
	14	14	1-1-12	1-31-12	$11.85	Abated	NNN
	15	24	2-1-12	11-30-12	$11.85	$3,257.76	NNN
	25	27	12-1-12	2-28-13	$12.21	$3,356.73	NNN
	28	28	3-1-13	3-31-13	$12.21	Abated	NNN
	29	36	4-1-13	11-30-13	$12.21	$3,356.73	NNN
	37	39	12-1-13	2-28-14	$12.58	$3,458.45	NNN

Prepaid Rent	$5,121.70	includes estimated NNN charges
Security Deposit	$5,400.00

Normal Building Hours (see §7.4)	From 7:30 a.m. to 5:30 p.m. on weekdays
After Hours HVAC Service (§7.4)	TBD – subject to adjustment

Brokers (see §17.3):	Company	Agents
For Tenant	NAI Utah Commercial Real Estate	Jim Balderson
For Landlord	NAI Utah Commercial Real Estate	Jim Balderson

Addresses for Notices & Rent (see §17.1):

Landlord:
Name	REEF PARKWAY LLC
c/o Washington Capital Management, Inc.
Address	1301 5th Avenue, Suite 3100
Seattle, WA 98101
Phone	206-382-0825
Fax	206-340-0142

Property Manager:
Name	NAI UTAH PROPERTY MANAGEMENT
Mr. Brent Shaw
Address	343 East 500 South
Salt Lake City, UT 84111
Phone	801-746-4711
Fax	801-746-8550

Rent Payments to be sent to:
Name	REEF PARKWAY, LLC
c/o NAI Utah Property Management
Address	343 East 500 South
Salt Lake City, UT 84111

Tenant Notice Address:
	Prior to Commencement	After Commencement
Name	ActiveCare, Inc.	ActiveCare, Inc.
Address	5095 West 2100 South	Same
Salt Lake City, UT 84120
Phone	801-974-9474
Fax

Insurance – Parties to be named as Additional Insured (see §10.1):
Landlord:	REEF PARKWAY LLC
Property Manager:	NAI UTAH PROPERTY MANAGEMENT
Mortgagee:	N/A
WCM:	Washington Capital Management, Inc.

Exhibits. The following exhibits are a part of this Lease.

EXHIBIT A	Legal Description
EXHIBIT B	Site Plan and Floor Plan
EXHIBIT C	Landlord’s Work/Tenant’s Work/Tenant Improvements
EXHIBIT D	Rules and Regulations
EXHIBIT E	Tenant’s ERISA Certificate

1A.           Special Lease Terms, if any. The following additional Lease terms shall apply.  To the extent of any inconsistency between this Section 1A and the other provisions of the Lease, this Section 1A shall control.

Furniture, Fixtures and Equipment.  The Premises currently contain a variety of desks, tables, chairs, file cabinets and server room equipment that are not currently owned by Landlord.  Prior to the Commencement Date, Landlord will make best efforts to obtain ownership of the FF&E for Tenant’s use during the lease term.  In the event Landlord is not successful, the FF&E will be removed prior to Landlord’s delivery of the Premises to Tenant.

Option To Extend.  Provided that Tenant is not default when it exercises the option or on commencement of the Option Term, Tenant shall have one option to extend the Lease Term for one period of 36 months (the "Option Term"), upon the same terms and conditions as are set forth in the Lease, except the Base Rent shall be adjusted as described below, and Landlord shall have no obligation to provide any tenant improvements or allowances therefore.  The option shall be exercised, if at all, by written notice to Landlord at least six months but not more than twelve months prior to the expiration of the then existing term.  Exercise of the option shall be conditioned upon (a) Premises continuing to be used as set forth in the Lease, (b) none of the space in the Premises being subleased at the time of exercise of the option or commencement of the option term, and (c) the Lease not having been assigned by Tenant to any other person or entity.  The exercise of the option shall extend the Lease for all space occupied by Tenant at the time of the exercise of such option.

Extension Rent.  If Tenant exercises its option to extend the Term provided above, the Base Rent for the Option Term shall be the then asking rate for comparable space in the Building.  Landlord will notify Tenant of the applicable rate and if the rate is not acceptable to Tenant, Tenant shall have 10 days after receipt of Landlord’s notice to notify Landlord that it withdraws its exercise of the option.  If the exercise if not withdrawn, the new rate shall take effect at the start of the Option Term.

Right of First Opportunity.  Provided Tenant has fully and timely performed all of its obligations hereunder, Tenant shall have a right of first opportunity to lease available space in the building (“Option Space”) for either an expansion or a relocation of their Premises.  When Option Space becomes available, Landlord shall notify Tenant of the details of the Option Space and the terms on which Landlord is willing to lease it.  Tenant shall have 10 business days after receipt of Landlord’s notice to notify Landlord that Tenant elects to lease the Option Space on those terms.  If Tenant notifies Landlord that it wishes to lease the space, Landlord shall prepare either a new lease for the Option Space or an amendment to this Lease for the Option Space and Tenant must execute and return the document to Landlord within 7 days after receipt or Tenant shall be deemed to have withdrawn its exercise of the right of first opportunity.  This right of first opportunity is subject to all rights granted to other tenants as of the date hereof.  Similarly, the Option Space shall not be considered available if the then current tenant of that space wishes to remain there via exercise of a renewal right or by negotiation with Landlord.

Early Termination.  Provided Tenant has fully and timely performed all of its obligations hereunder, Tenant shall have two rights to accelerate the original expiration date of this Lease to the date which is at the end of the 13th full calendar month after the Commencement Date and the 28th full calendar month after the Commencement Date.  In order to exercise these right, Tenant must (a) provide written notice of exercise to Landlord no later than the end of the 11th full calendar month (for the 13th month termination optioin) or the 26th full calendar month (for the 28th month termination option) after the Commencement Date (the “Exercise Deadline”), and (b) pay the Exercise Fee within 20 days after receipt of Landlord’s invoice.  The “Exercise Fee” shall be equal to the unamortized balance of all leasing commissions related to this Lease and the tenant improvements completed by Landlord, as of the accelerated expiration date.  If Tenant fails to give the notice by the Exercise Deadline, or if the Exercise Fee is not paid within 20 days after receipt of Landlord’s invoice, the exercise shall be deemed rescinded and may not later be exercised and the original expiration date shall again be applicable.  Similarly, if Tenant defaults under the Lease after the giving notice of exercise, then Landlord may elect to rescind the acceleration of the expiration date, and the original expiration date shall again be applicable.

2.            PREMISES/TENANT IMPROVEMENTS

2.1.           Premises.  The “Premises” shall be the area shown on the site plan and/or floor plan attached as Exhibit B which is located in the Building.  The Building is located on the real property described in Exhibit A (together with all improvements thereon, the “Project”).  The area of the Premises listed in Section 1 is subject to adjustment pursuant to Section 17.10.  Landlord hereby leases the Premises to Tenant on the terms of this Lease, but reserving to Landlord, the use of the exterior thereof, all space above any suspended ceiling, all space beneath the floor, and the right to install, maintain, use, repair, relocate and replace stacks, pipes, ducts, conduits, wire and utilities leading through the Premises in locations which do not materially interfere with Tenant’s use thereof.  Tenant shall have access 24 hours per day, subject to closures for emergencies, repairs, similar matters and matters outside Landlord’s control.

2.2.           Common Areas.  References herein to “common areas” shall mean all areas of the Project not leased to tenants for their exclusive use.  Landlord shall make available from time to time such public portions of the common areas as Landlord deems appropriate.  As part of Common Expenses (Section 5.1), Landlord is responsible for operating and maintaining the common areas and Landlord may change the size, location, nature and use of any common areas.  Tenant has the nonexclusive right to use those common areas which from time to time are designated for such use by Landlord, subject to the Rules and Regulations.  No overnight parking is permitted and Tenant shall not store anything outside the Premises, including, vehicles, equipment or materials.  Subject to any specific access provisions elsewhere in this Lease, Tenant shall not permit any employee, contractor or guest onto the roof of the Building or into any other non-public areas of the Project.

2.3           Parking.  Landlord grants to Tenant and Tenant’s employees and invitees, a non-exclusive license to use its prorata share of the unreserved designated parking stalls in the Project for the parking of motor vehicles during the term of this Lease.  Landlord reserves the right at any time to grant similar non-exclusive use to others, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions, to designate specific spaces for the use of any tenant, to make changes in the parking layout, and to establish reasonable time limits on parking.  Overnight parking is prohibited and any vehicle violating this or any other regulation is subject to removal at the owner’s expense.  Landlord is not responsible for any theft of or damage to vehicles or their contents.

2.4           Landlord’s Work/Acceptance of Condition. Landlord shall deliver the Premises to Tenant on the Commencement Date in the Required Condition.  Subject to delivery in the Required Condition, Tenant accepts the Premises in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations.  Tenant (a) acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant’s intended use, and (b) warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Premises and is not relying on any representations of Landlord or any broker with respect thereto.  By taking possession of the Premises, Tenant shall be deemed to have agreed that the Premises are in the Required Condition and any alleged defects or deficiencies are waived except for any incomplete punchlist items (“Punch List Work”).  Tenant shall provide to Landlord a listing of the Punch List Work prior to taking possession of the Premises.  In no event shall the failure of the parties to agree on the nature an extent of Punch List Work or the existence of Punch List items delay or postpone the occurrence of the Commencement Date.

2.5           Tenant’s Work/Tenant Improvements.  Any initial improvements to the Premises other than Landlord’s Work, if any, are referred to as “Tenant’s Work” and shall be governed by Exhibit C.  References herein to “Tenant Improvements” means the combination of Landlord’s Work, if any, and Tenant’s Work.

2.6           Rules and Regulations.  Tenant shall comply with the Rules and Regulations established by Landlord from time to time for the Project.  The current Rules and Regulations are attached as Exhibit D.

3.	LEASE TERM

The Target Lease Commencement Date listed in Section 1 represents an estimate of the Commencement Date.  The term of this Lease (the “Term”) shall commence (the “Commencement Date”) on the earlier of (a) the date Landlord delivers possession of the Premises to Tenant in the Required Condition but not sooner than the Target Commencement Date, or (b) the date Tenant takes possession of the Premises, including by commencing any work therein.  “Required Condition” shall mean (a) if there is no Landlord’s Work, the condition of the Premises on the execution of this Lease, or (b) if there is Landlord’s Work, then the date Landlord’s Work is substantially complete (other than work that can’t be completed prior to Tenant’s Work).  If the Commencement Date is later than the Target Lease Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.  The Term shall be for the number of months set forth in Section 1, plus any partial month in which the Commencement Date occurs.  When the Commencement Date has occurred, Landlord will prepare and Tenant will sign an acknowledgement of the Commencement Date, the date(s) that Tenant’s payments of Base Rent and Tenant’s Share of Common Expenses occur, and related information.  Any failure by Tenant to sign and return the acknowledgement shall be deemed agreement with its contents.  If completion of Landlord’s Work is delayed by Tenant’s failure to perform its obligations, Tenant shall pay Base Rent and Additional Rent to Landlord for each day of resulting delay in the Commencement Date, payable upon receipt of Landlord’s invoice.  All provisions of this Lease, other than those relating to payment of Base Rent, shall be effective on the earlier of the Commencement Date or the date that Tenant, its agents, contractors or employees are present in the Premises for inspection, construction or move-in purposes, subject to any deferral of the commencement of Additional Rent as set forth in Section 1.

4.	BASE RENT

Commencing on the later of the Commencement Date or the end of any abated rent period shown on the schedule in Section 1, and continuing on the first day of each month thereafter, Tenant shall pay Landlord the Base Rent stated in Section 1, in advance, without offset, deduction or demand.  The Base Rent shall be paid to the address specified by Landlord.  All charges payable by Tenant other than Base Rent are “Additional Rent”.  Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent.  The term “Rent” means Base Rent and Additional Rent.  Rent for any partial month shall be prorated and the Base Rent and Tenant’s Share of Common Expenses for the first full calendar month shall be paid on execution of this Lease by Tenant.  Landlord shall have all of the same remedies for Tenant’s failure to pay Additional Rent as for failure to pay Base Rent.

5.           ADDITIONAL RENT

5.1           Additional Rent for Common Expenses.  Commencing on the Commencement Date (unless any abatement period is shown in Section 1), Tenant shall pay Landlord each year Tenant’s Share of Common Expenses for that year, prorated for any partial year in the Term.  Each year, Landlord shall give Tenant written notice of the estimated amount and on first day of each month Tenant shall pay Landlord 1/12th of the annual estimate.  Landlord may revise its estimate during the year with subsequent payments based upon the revised estimate.  After the close of each year, Landlord will provide a statement showing Tenant’s Share of Common Expenses for such year, the payments made during the year and any balance due or credit owing.  Tenant shall pay any balance owing within 30 days after receipt of the statement, and any credit due Tenant shall be credited to Tenant’s next monthly estimated payment or if the Lease has terminated or expired, it shall be refunded to Tenant.  To the extent that particular expenses relate to one tenant or a group of tenants or it is otherwise equitable, Landlord may specially allocate those expenses and Tenant’s Share of those expenses shall be correspondingly adjusted.

5.2           Common Expenses Definitions. The following terms shall have the following meanings:

Common Expenses.  “Common Expenses” shall mean all costs incurred by Landlord in connection with the Project including insurance, utilities, Real Property Taxes, Project Work (Section 7.2), repairs, operation, maintenance and replacements, management fees and any on-site management office, together with an amount equal to 10% of the total thereof as compensation to Landlord for administrative services, and including amortization of capitalized items.  Common Costs shall not include (i) debt service or ground rent, (ii) leasing costs including tenant improvements and leasing commissions; and (iii) costs of any special services rendered to individual tenants for which a special charge is collected.

Real Property Taxes:  “Real Property Taxes” shall mean all current and future taxes, governmental charges and assessments (including local and special improvement districts) levied on the Project, or any improvements, fixtures and equipment and all other property of Landlord, real or personal, used in the operation of the Project; any taxes in addition to or in lieu of, in whole or in part, such taxes; any tax upon leasing or rents of the Project; any other governmental charge such as payments for transit or environmental facilities; and all costs and expenses incurred by Landlord in connection with the attempt to reduce any of the foregoing, whether by negotiation or contest.  Real Property Taxes shall not include any franchise or state income tax, estate tax, or other similar tax, and shall not include any late payment penalties if Tenant has paid the amounts due under Section 5.1 as and when due.

5.3.           Occupancy Adjustment.  If the Project is not fully occupied by tenants during all or any portion of a year, Landlord may make an appropriate adjustment to those Common Expenses which vary by occupancy, employing sound accounting and management principles, to the amount that would have been incurred if the rentable area of the Project had been fully occupied.

5.4           Utilities.  Tenant shall pay, directly to the appropriate supplier, the cost of any of the following services which are separately metered: water and sewer, natural gas, power, and telephone.  Any utilities which are not separately metered shall, at Landlord’s election, either be (a) allocated between the users by Landlord and paid within 10 days after receipt of Landlord’s invoice, or (b) included in Common Expenses. If Landlord provides a shared dumpster for Tenant’s use, Landlord shall either include the cost in the Common Expenses or allocate the cost among the users based on either the relative square footage of their premises or on Landlord’s estimate of their relative usage.  If Landlord does not provide a shared dumpster for Tenant’s use, Tenant shall pay all costs for its own dumpster.

5.5           Net Lease.  This Lease and the Base Rent are intended to be fully net of expenses incurred in by Landlord in connection with the Project.

6.            USE; TENANT’S OPERATIONS

6.1           Permitted Uses.  Tenant may use the Premises only for the Permitted Uses set forth in Section 1.  Tenant shall not cause or permit the Premises to be used in any way which (a) violates any law, ordinance, governmental regulation or order, (b) annoys or interferes with the rights of other tenants or Landlord, (c) constitutes a nuisance or waste, or (d) adversely impacts Landlord’s insurance.

6.2           Signs/Auctions.  So long as Tenant occupies the Premises, Tenant shall have the right to have its business name displayed on any reader board located in the Project lobby and/or in any elevator lobby, and immediately outside the Premises, all in the Project standard size, typeface, materials and locations, as determined by Landlord.  Tenant shall not place any other signs on the Premises or Project or within the Premises and visible from the exterior of the Premises without Landlord’s prior written consent.  If Landlord has previously approved any signage, it must be shown on a Rider to this Lease, initialed by Landlord.  Tenant shall not conduct or permit any auctions or sheriff’s sales at the Premises or within the Premises.

6.3           Access to Roof.  Tenant shall not permit any employee, contractor or guest onto the roof of the Building or into any other non-public areas of the Project.

6.4           Building Penetrations.  Tenant shall not make any penetrations in the Building (roof, walls, foundations, etc.) without Landlord's prior written consent.  If Tenant is permitted to penetrate the Building, the consent shall be subject to Landlord’s conditions, including (a) Landlord's approval of plans and specifications for the penetration and the contractor to perform it, (b) arrangements to insure that the penetration will not adversely affect any warranty, (c) Tenant's agreement to reimburse Landlord for costs incurred in connection with any later problems which develop with the penetrated area, and (d) Tenant's agreement to remove the equipment before the end of the Lease and completely seal the penetration to Landlord's satisfaction and in compliance with any applicable warranty.  In addition, depending on the seriousness of the penetration, Landlord may require Tenant to post a deposit to guarantee Tenant’s performance.  If Tenant penetrates the building without Landlord's written consent or violates the terms of the consent, Tenant shall pay Landlord a daily fee of $250 from the date of the penetration until it is completely sealed to Landlord's satisfaction.

6.5           Hazardous Materials.  Tenant shall not cause or permit any Hazardous Material (defined below) to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises without the specific prior written consent of Landlord and subject to the provisions of this Section.  Landlord shall take into account such factors as Landlord considers relevant in determining whether to grant or withhold consent to Tenant’s proposed Hazardous Material.  No installation or use of storage tanks is permitted on the Premises.  Tenant shall immediately notify Landlord of any hazardous contamination of the Premises.  Landlord may elect to test the Premises for the presence of Hazardous Materials at any time during the Term and after Tenant vacates the Premises.  If any such testing indicates the presence of Hazardous Materials, and if Tenant brought Hazardous Materials of that type into the Premises, Tenant shall immediately reimburse Landlord for all costs incurred in the testing and the clean-up.  As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste, including any substances included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local regulations, including petroleum-based products, asbestos, PCBs and similar compounds.  Tenant shall be fully and completely liable to Landlord for any and all cleanup costs, and any and all other charges, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Materials, in or about the Project and any Hazardous Materials brought into the Premises during the Term.  Tenant shall indemnify, defend and save Landlord and Landlord’s mortgagees harmless from any and all costs and penalties arising in connection with Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Materials.

6.6           Telecommunications Services.

6.6.1  Tenant.  Tenant, at its expense, shall arrange for all telecommunications services desired by Tenant.  Landlord will have no responsibility for the maintenance of Tenant’s telecommunications equipment and/or wiring (“Telecom Facilities”), or for any infrastructure to which it is connected.  Landlord may include in Common Expenses, or may charge Tenant the portion of all costs attributable to Tenant, in connection with: constructing and/or installing additional risers, conduit or equipment rooms to accommodate Tenant’s Telecom Facilities; providing cable pair assignments; computer equipment and/or software for maintaining records of line connections; third party cable management fees; fees of any consulting engineers or other experts Landlord deems appropriate for the effective management of Telecom Facilities or Tenant’s compliance with this subsection 6.6.

6.6.2  Telecom Claims.  Landlord will have no liability for any liability, costs or damages (“Telecom Claims”) in connection with, and Landlord does not warrant that Tenant’s use of its Telecom Facilities will be free from all of the following (collectively, “Line Problems”):  (a) any shortages, failures, variations, interruption, disconnection, loss or damage caused by (i) the installation, maintenance, replacement, use or removal of telecommunications equipment and/or wiring by or for other tenants or occupants at the Building; (ii) any failure of the environmental conditions or the power supply for the Building to conform to any requirements for Tenant’s Telecom Facilities, or (iii) any other problems associated with any of Tenant’s Telecom Facilities by any other cause; (b) any failure of any Telecom Facilities to satisfy Tenant’s requirements; or (c) any eavesdropping or wire-tapping by unauthorized parties.  The occurrence of any Line Problems shall not be considered an actual or constructive eviction of Tenant or relieve Tenant from performance of Tenant’s obligations under this Lease.

6.6.3  EMF.  If Tenant’s Telecom Facilities in, on or about the Premises or the Building create an electromagnetic field exceeding radiation limits permitted by FCC regulations, as now or hereafter amended (“FCC Regs”), Landlord may require Tenant to take any and all steps necessary to reduce radiation to levels permitted by the FCC Regs, including removal of equipment.  Tenant will indemnify and hold Landlord harmless from all liability, costs and damages arising out of Tenant’s electromagnetic emissions, including any failure of Landlord to take any action in connection with such emissions.  If Tenant’s Telecom Facilities and other Telecom Facilities located in the Project together exceed the radiation limits permitted by FCC Regs, Tenant will pay its share, as reasonably determined by Landlord, of all costs associated with safety measures taken by Landlord.

6.6.4  Alternative Provider.  If Tenant wishes to utilize the services of a telecommunications provider whose equipment is not servicing the Building (an “Alternate Provider”), Tenant shall notify Landlord of the name of the Alternate Provider, the type of service to be provided, the equipment Alternate Provider wishes to install in the Building and any other information that Landlord reasonably requests.  No Alternate Provider may install any equipment in the Building until Landlord has given its written consent, not unreasonably withheld.  Landlord may require that the following conditions be met: (a) the Alternate Provider entering into a written agreement reasonably satisfactory to Landlord with all terms and conditions of the Alternate Provider’s access to the Project; (b) Landlord will incur no expense, including for installation, maintenance and service; (c) Landlord’s right to approve the location, plans and installation of all equipment and wiring; (d) before commencing any work in or about the Project, the Alternate Provider (1) supplies Landlord with indemnities, evidence of insurance, financial statements and other information Landlord deems reasonably necessary; and (2) agrees to abide by rules Landlord deems reasonably necessary to protect the Project and the interests of the other tenants; (e) Landlord has reasonably determined that there is sufficient roof, riser, conduit and/or equipment space for the Alternate Provider’s equipment and cabling, considering the current and probable future needs of other tenants and prospective tenants; (f) the Alternate Provider is licensed, qualified to do business in the state where the Premises is located and has sufficient experience and financial strength to perform its obligations; and (g) the Alternate Provider agrees to compensate Landlord in the amount reasonably determined by Landlord for the space used in the Building and all costs that Landlord may incur in Alternate Provider’s equipment within the Building.  The provisions of this Section may be enforced solely by Tenant and Landlord.  No telephone or telecommunications provider shall be deemed a third party beneficiary of Section 6.6.

6.7           Compliance/Permits.  Tenant, at its own expense, shall obtain and pay for all permits related to its business and/or its specific use of the Premises.  At its expense, Tenant shall comply with all laws, orders, ordinances and regulations of federal, state or other governmental authorities and with any direction made pursuant to law of any public officer with respect to the Premises or the use thereof, including any obligation to make alterations in the Premises required as a condition of Tenant’s occupancy.

7.	MAINTENANCE AND REPAIRS/LANDLORD SERVICES

7.1           Tenant’s Repairs.  Except as provided in Section 7.2 (Landlord’s Obligations), Section 12 (Damage or Destruction), and Section 13 (Condemnation), Tenant shall keep and maintain all portions of the Premises in good order, condition and repair, including, interior and exterior doors and windows, floors, lighting (including bulbs) and all fixtures and equipment in the Premises.  Tenant’s repair and maintenance responsibility shall include replacement of equipment and components which can no longer be brought into good operating condition with repairs.  If any part of the Project is damaged by any act or omission of Tenant, its agents, employees or invitees, Tenant shall pay the cost of repairing or replacing the damage.  It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Premises which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

7.2           Landlord’s Obligations.  Landlord shall be responsible for the maintenance and repairs to the portions of the Project which are not Tenant’s responsibility (the “Project Work”).  Project Work shall include the repair, maintenance and replacement of the roof, electrical, plumbing and other mechanical systems and the common areas and exterior of the Project.  If any Project Work is necessitated due to damage caused by Tenant, its agents or employees, Landlord may require Tenant to pay the cost of that work within 10 days of receipt by Tenant of the invoice.  Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Premises at Landlord’s expense or to terminate the Lease due to the condition of the Premises.

7.3           Basic Services.  Landlord shall provide lamp replacement service for Building standard light fixtures, toilet room supplies, window washing at reasonable intervals, and customary Building janitorial service.  Janitorial service shall be provided five days per week excluding service for legal holidays.  The foregoing services will be provided so long as Tenant is not in default hereunder.  The costs of any janitorial or other services provided by Landlord to Tenant which are in addition to the services ordinarily provided by Landlord shall be reimbursed by Tenant as Additional Rent upon receipt of billings therefore.

During Normal Business Hours, Landlord shall furnish to the Premises the heating and air conditioning required in Landlord’s judgment for the comfortable use and occupancy of the Premises. If requested by Tenant, Landlord shall furnish heating and air conditioning at times other than Normal Business Hours at Landlord’s then standard hourly rate for after-hours services, which will be adjusted periodically.  The charges for after-hour services shall be paid by Tenant as Additional Rent upon receipt of billings therefore.

Electricity shall be provided by the applicable provider for normal office use, including lighting and operation of customary office machines, and water, both in quantities usually furnished or supplied by Landlord to tenants leasing space in the Building.  The mechanical system is designed to accommodate normal and customary heating loads.  Before installing lights and equipment in the Premises, which in the aggregate exceed the design of the systems or require more than 120 volts single phase, Tenant shall obtain the written permission of Landlord.  Landlord may refuse to grant such permission unless Tenant agrees to pay in advance Landlord’s costs of installing separate metering and any supplementary air conditioning or electrical systems required by such equipment or lights.  In addition, Tenant shall pay Landlord in advance, as Additional Rent (except to the extent the costs are billed directly to Tenant through separate metering), the Landlord’s estimate of the cost of furnishing electricity for the operation of such equipment or lights and Landlord’s estimate of the cost of operating and maintaining supplementary air conditioning units necessitated by Tenant’s use of such equipment or lights.  Landlord may install and operate, at Tenant’s cost, a monitoring/metering system to measure the added demands on electricity or HVAC systems.  Tenant shall comply with Landlord’s instruction for the use of drapes, blinds and thermostats.

Landlord shall provide such security for the Project as it deems appropriate.  During other than Normal Business Hours, Landlord may restrict access to the Building in accordance with the Building’s security system (with access via key or card key).  Landlord shall not be liable to Tenant for injury to its agents, employees, customers or invitees, or for losses due to theft or burglary, or for damages done by unauthorized persons.

Landlord shall provide two card keys (if applicable) to the Building and two keys for the corridor door entering the Premises, and additional keys at a charge by Landlord on an order signed by Tenant. All such keys shall remain the property of Landlord.  No additional locks shall be allowed on any door of the Premises without Landlord’s written permission, and Tenant shall not make, or permit to be made, any duplicate keys, except those furnished by Landlord.  Upon termination of this Lease, Tenant shall surrender to Landlord all keys and card keys to the Premises.

7.4           Additional Services.  If Tenant desires any of the aforementioned services (or items) in amounts in excess of Building standard (other than HVAC service) Landlord will provide those additional services if it is reasonably practical to do so and, Tenant shall be directly billed and shall pay to Landlord as Additional Rent hereunder, the cost of providing such additional services (or items), upon receipt of billings therefore.

7.5           Interruption of Service.  Landlord does not warrant that any utilities or services will be free from interruption including by reason of accident, repairs, alterations, computer programming weaknesses or other causes.  No utility interruption shall be deemed an eviction or disturbance of Tenant, or render Landlord liable to Tenant for damages, or relieve Tenant from the full and complete performance of all of Tenant's obligations under this Lease.  If an interruption is caused by the negligence or misconduct of Landlord, the Base Rent and Tenant’s Share of Common Expenses shall abate for the period of the interruption.

8.            ALTERATIONS

8.1           Alterations Procedures. Following any work performed pursuant to Exhibit C, Tenant shall not make any alterations to the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld so long as the alterations do not affect the structure, the exterior appearance or the Building systems.  Landlord may condition its consent on various matters, including Tenant agreeing to remove the alterations and repair any resulting damage on Lease termination at Tenant’s cost, Tenant posting security for the estimated removal/repair cost and paying a construction management fee to Landlord or its agent, Landlord’s approval of the plans and specifications for the work, and use of union-affiliated contractors and subcontractors.  Landlord may require Tenant to provide lien waivers prior to commencement of the work.  All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord.  Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction permits, contracts and approvals, and proof of payment for all labor and materials.

8.2           Mechanic’s Lien. Tenant shall have no express or implied authority to place any lien or encumbrance upon, or bind, Landlord’s interest in the Premises or to burden the Rent for any claim in favor of any person dealing with Tenant, including those who furnish materials or perform labor for any construction or repairs, and each such claim shall attach, if at all, only to Tenant’s leasehold interest.  Tenant will cause to be paid when due all sums owed for any labor performed or materials furnished in connection with any work performed on the Premises for Tenant.  Landlord may require Tenant to post a notice of Landlord’s non-responsibility with respect to the work prior to starting the work.

8.3           Condition upon Surrender.  Upon the termination of the Lease, Tenant shall remove all its personal property and surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under this Lease, including with all electrical, plumbing and other mechanical systems in good operating condition and shall deliver all keys to the Building and Premises to Landlord.  In addition, Landlord may require Tenant to remove any alterations made by Tenant and to restore the Premises to its prior condition, at Tenant’s expense.  All alterations which Landlord does not require Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord on termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Premises.  Tenant shall repair, at Tenant’s expense, any damage to the Premises caused by the removal of any such machinery or equipment.  Notwithstanding anything in this Section to the contrary, Tenant shall not remove any fixtures or equipment considered a part of the real property without Landlord’s prior written consent or unless required by Landlord.  Such items shall include:  any wiring; power panels, lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; floor coverings.  Telecommunications and data cabling shall not be considered part of the real estate and Landlord may elect either to require Tenant to remove it or leave it in place.  All property required by Landlord to be removed from the Premises at the end of the Term and which remains after Tenant vacates, shall be deemed abandoned and may, at the election of Landlord, be retained as Landlord’s property, or may be removed from the Premises by Landlord at Tenant’s expense and either disposed of or stored at Tenant’ expense.  Tenant waives any claim against Landlord for damage to or disposal of any personal property removed from the Premises by Landlord.

9.            SECURITY DEPOSIT

Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit specified in Section 1.  Landlord may apply all or part of the Security Deposit to any unpaid Rent or to cure any other defaults of Tenant.  If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its original amount within 10 days after Landlord’s written request.  Tenant’s failure to do so shall be a default under this Lease and the overdue amount shall accrue interest as any delinquent payment.  If twice within any 12 month period, late charges are assessed against Tenant by Landlord, Landlord may, by written notice to Tenant, require Tenant to pay Landlord an amount equal to two months Base Rent as an increase in the Security Deposit, due within 5 days after Tenant’s receipt of the notice.  If Landlord transfers its interest in the Premises, Landlord shall transfer the Security Deposit to its successor in interest, whereupon Landlord shall be automatically released from any liability for the return of the Security Deposit.  If, at the end of the Term, Tenant has fully complied with all obligations under this Lease, then the remaining Security Deposit shall be returned to Tenant after Landlord has verified that Tenant has fully vacated the Premises, removed all of its property and surrendered the Premises in the condition required; provided that Landlord may hold back a portion of the Security Deposit until final determination of Tenant’s Share of Common Expenses due hereunder, whereupon any final adjustment shall be made and any remaining Security Deposit shall be returned to Tenant.  Landlord’s obligations with respect to the Security Deposit are those of a debtor and not of a trustee, and Landlord can commingle the Security Deposit with Landlord’s general funds and no interest shall be paid to Tenant on the Security Deposit.

10.	INSURANCE/INDEMNITY

10.1           Insurance.  At its expense, Tenant shall obtain and maintain at all times during the term of this Lease:  (a) commercial general liability insurance with limits of at least $2 million per occurrence, $2 million general aggregate, and $2 million products completed operations general aggregate, or such higher amounts as Landlord may from time to time require, containing an aggregate per location endorsement; and primary with regard to the Premises (not contributory with Landlord’s coverage); (b) special form insurance for Tenant’s property to its full replacement value and business interruption insurance; and (c) other coverages Landlord reasonably requires.  The policies shall be written by insurers reasonably acceptable to Landlord, shall be on forms reasonably acceptable to Landlord, shall not contain deductibles exceeding $5,000 without Landlord’s prior written approval and shall contain waivers of subrogation with regard to Landlord and the other additional insureds.  The liability policy shall be on an occurrence form and name the entities listed in Section 1 as additional insureds, as their interests may appear.  All insurers shall agree not to cancel or amend (including as to scope or amount of coverage) such policies without at least 30 days prior written notice to Landlord.  Tenant shall furnish Landlord with certificates of insurance evidencing the above coverages at all times during the Term as well as a copy of the additional insured endorsement.  As part of Common Expenses, Landlord shall maintain (a) property insurance on the Project; (b) commercial general liability insurance insuring Landlord; (c) rental loss insurance; and (d) such other insurance as Landlord elects to carry.  The liability insurance obtained by Landlord shall be excess, secondary and non contributory and Tenant’s insurance shall be primary.  Landlord shall not obtain insurance for Tenant’s fixtures or equipment or Tenant’s other property.  Common Expenses shall include the deductibles on Landlord’s coverage.  Tenant shall not do or permit anything to be done which invalidates Landlord’s insurance policies or increases the premiums and any such increase shall be paid by Tenant.

10.2           Indemnity.  Subject to Landlord’s release in Section 10.3.2, Tenant shall indemnify and defend (using legal counsel acceptable to Landlord) all Landlord Parties (defined below) from any claims, costs (including attorneys’ fees and other litigation costs) or damages arising in connection with (a) the occupancy or use of the Premises by Tenant Parties (defined below) and customers, including any work undertaken or contracted for by Tenant; (b) Tenant’s breach of this Lease, (c) any negligent or wrongful act or omission of Tenant Parties or customers; (d) any accident, injury, occurrence or damage in or about the Premises; and (e) any claim against Landlord by any employee or former employee of Tenant.  This indemnity is not contingent upon insurance coverage, is not limited to the amount of any insurance proceeds, and operates independently of the insurance provisions of this Lease.  Landlord Parties shall mean Landlord, any mortgagees, Washington Capital Management, Inc. (“WCM”), the property manager, and their respective members, partners or other owners and affiliates, subsidiaries, successors and assigns.  Tenant Parties means Tenant, Tenant’s shareholders, members, partners or other owners, Tenant’s affiliates and subsidiaries, and any directors, officers, employees, sublessees, licensees, invitees, agents, contractors and successors and/or assigns of such persons or entities.

10.3           Waivers.

10.3.1           Tenant Waiver.  Tenant hereby releases, waives and discharges the Landlord Parties from any and all claims Tenant might otherwise now or hereafter possess associated with, any loss covered by insurance (or which would have been covered by the insurance Tenant is required to carry hereunder), including the deductible portion thereof, regardless of cause.

10.3.2           Landlord’s Waiver.  Landlord hereby releases, waives and discharges the Tenant Parties from any and all claims Landlord might otherwise now or hereafter possess associated with any loss covered by Landlord’s insurance (or which would have been covered by the insurance Landlord is required to carry hereunder), but excluding the deductible portion thereof, regardless of cause.

10.4           Survival.  The provisions of this Section 10 shall survive expiration or termination of this Lease.

11.	ASSIGNMENT AND SUBLETTING

11.1           Assignment or Sublease.  Tenant shall not assign this Lease or sublet the whole or any part of the Premises (each, a “Transfer” and any assignee or sublessee, a “Transferee”) without Landlord’s prior written consent which will not be unreasonably withheld.  To assist Landlord in determining whether to consent to a Transfer, Tenant shall submit the following to Landlord as well as any other information reasonably requested by Landlord, (i) the name, legal entity and jurisdiction of the Transferee; (ii) a description of the proposed use of the Premises by the Transferee; (iii) the terms of the proposed Transfer; (iv) current financial statements and the most recent filed federal income tax return of the proposed Transferee; and (v) the proposed Transfer documents.  No Transfer shall affect the liability of Tenant under this Lease.  Tenant and any Transferee shall be liable to Landlord for performance of Tenant’s obligations under this Lease.  Consent to any Transfer shall not operate as a waiver of the necessity of a consent to any subsequent Transfer.

11.2           Entity Ownership.  The cumulative transfer of an aggregate of 50% or more of the voting interests in a Tenant entity, including by creation or issuance of new ownership interests (except as the result of transfers by gift or inheritance and except for transfers of interests in publicly traded entities) shall be deemed a Transfer of this Lease.

11.3           Assignee Obligation.  Any assignee will be required to assume all obligations of Tenant and shall be jointly and severally liable with Tenant for the payment of Base Rent, Additional Rent and all other charges and performance of all of Tenant’s obligations under this Lease.  Any sublessee will be required to assume all obligations of Tenant to the extent they relate to the subleased premises.  Tenant shall provide Landlord duplicate originals of all instruments of assignment, sublease or assumption.  If the Transferee defaults, Landlord may, without affecting any other rights of Landlord, proceed against Tenant or any Transferee or any other person liable for Tenant’s obligations hereunder.  Tenant shall provide the notice address for any subtenant or assignee to Landlord prior to the effective date of the Transfer and if it is not provided, the applicable notice address shall be deemed to be the Premises.

11.4           Fees.  Any request for consent to a Transfer shall be accompanied by payment of a non-refundable fee of $500 to compensate Landlord for the administrative burden of processing the request.  In addition, Tenant shall reimburse Landlord for any out-of-pocket costs incurred by Landlord in connection with the request.

11.5           Assignment/Subletting Income.  Tenant shall immediately pay to Landlord 75% of any amounts payable by an assignee to Tenant which exceed the Rent payable by Tenant hereunder, whether in the form of assignment fees or increased Base Rent or otherwise; provided that Tenant shall be permitted to deduct amortization of Tenant’s out of pocket costs for the assignment, spread over the remaining Term.  Tenant shall immediately pay to Landlord 75% of any amounts payable by a sublessee which exceed, on a per square foot basis, the Rent due from Tenant hereunder; provided that Tenant shall be permitted to deduct amortization of Tenant’s out of pocket costs for the sublease, amortized over the sublease term.

11.6           Landlord’s Recapture Right.  In lieu of granting consent to any proposed Transfer, Landlord reserves the right to terminate this Lease or, in the case of subletting of less than all the Premises, to terminate this Lease with respect to such portion of the Premises, as of the proposed effective date of the Transfer, in which event Landlord may enter into the relationship of Landlord and Tenant with such proposed Transferee or to any other third party.  Such termination shall not relieve Tenant from any obligations under this Lease with regard to the time period prior to the termination.

12.	DAMAGE OR DESTRUCTION

12.1           Notice of Damage.  Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises.  Subject to Section 12.2, if Landlord’s insurance proceeds available to Landlord are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage to the Building and tenant improvements as soon as is reasonably practicable, and Tenant shall repair any damage to Tenant’s fixtures and equipment or Tenant’s other property.

12.2           Decision. If (i) the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance; or (ii) if Landlord considers the damage to be significant, then Landlord may elect either to (1) repair the damage to the Building and the tenant improvements as soon as reasonably practicable, in which case this Lease shall remain in full force and effect, or (2) terminate this Lease.  Landlord shall notify Tenant of Landlord’s decision within 90 days after notice of the occurrence of the damage.  If Landlord elects to repair the damage, Tenant shall pay Tenant’s Share of the deductible under Landlord’s insurance policy and, if the damage was due to an act or omission of Tenant or Tenant’s employees, agents, contractors or invitees, Tenant shall also pay the balance of the deductible as well as the difference between the actual cost of repair and any insurance proceeds.  If the Lease does not terminate as a result of the damage but the damage materially interferes with Tenant’s use of the Premises, then the Base Rent shall be reduced prorata, to reflect the portion of the Premises not useable by Tenant.

12.3           End of Term.  If the damage to the Premises occurs during the last 12 months of the Term, and the damage requires more than 60 days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred regardless of the sufficiency of any insurance proceeds.  The party electing to terminate this Lease shall give written notification to the other party of such election within 20 days after Tenant’s notice to Landlord of the occurrence of the damage.

13.	CONDEMNATION

If the Project is condemned or taken for any public or quasi-public purpose, including any purchase in lieu of condemnation, this Lease shall terminate as of the date of taking of possession for such use or purpose.  If a portion of the Project is condemned or taken, (whether or not the Premises be affected), Landlord may, by notice to Tenant, terminate this Lease as of the date of the taking of possession.  If Landlord does not terminate this Lease, and if the taking results in a reduction in the square footage of the Premises, then the Base Rent shall be reduced pro-rata, and Landlord shall perform any necessary repairs to restore the Building to a complete unit.  Landlord shall be entitled to the entire award in any condemnation proceeding, including any award for the value of any unexpired term of this Lease, and shall have the exclusive authority to settle the condemnation proceeding, and the exclusive discretion to grant “possession and use” to the condemning authority, and Tenant shall have no claim against Landlord or against the proceeds of the condemnation except that Tenant shall have the right to bring a separate action against the condemning authority to recover compensation for Tenant’s moving expenses and loss of any fixtures.

14.	INSOLVENCY AND DEFAULT

14.1           Defaults.  Tenant shall be in default under this Lease if (a)  Tenant fails to pay any Rent when due, or (b) Tenant fails to perform any other obligation under this Lease, or (c) a Financial Distress Default (defined in Section 14.9) occurs.  Subject to the late charges and interest due under Section 14.8, Landlord agrees that it shall not invoke its remedies under this Section 14 if Tenant cures a Curable Default (defined below) within the applicable cure period (set forth in Section 14.2 below).  If a Curable Default occurs and Tenant fails to cure the default within the applicable cure period or if any other default occurs, Landlord may, immediately or at any time thereafter, and without preventing Landlord from exercising any other right or remedy, elect to terminate this Lease by notice, by lawful entry or otherwise, whereupon Landlord shall be entitled to recover possession of the Premises from Tenant and those claiming through or under Tenant.  In addition, Landlord may require Tenant to pay to Landlord a fee of $300 for each non-monetary Curable Default not cured within the applicable cure period.  The fee shall be due and payable within 10 days after Landlord’s invoice and if not paid within that time period shall represent a monetary default and is intended to compensate Landlord for the additional time and effort required to address the breach.  Termination of this Lease and any repossession shall be without prejudice to any remedies Landlord has for arrears of Rent or for a prior breach of any of the provisions of this Lease.

In case of termination, Tenant shall be liable to Landlord for all costs and expenses including the amounts due under Sections 14.3 and 14.4.  If Tenant fails to perform any of Tenant’s covenants which Tenant has failed to perform at least twice previously in any 12-month period (although Tenant shall have cured any such previous breaches after notice from Landlord, and within the applicable cure period), then Landlord may there-after, without further notice, exercise any remedies permitted by this Section 14 or by law, including termination of this Lease.  Each right and remedy provided Landlord in this Lease is cumulative and in addition to every other right or remedy provided in this Lease, or now or hereafter existing at law, in equity, by statute or otherwise.  The exercise by Landlord or any one or more such rights or remedies will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies.

14.2  Cure Periods.

Monetary Default.  Tenant fails to pay any Rent when due, it is a Cureable Default and the cure period shall be 5 days after notice from Landlord.

Financial Distress Default (See Section 14.9).  An Involuntary Financial Distress Default is a Curable Default and the cure periods are set forth in Section 14.9.  A Voluntary Financial Distress Default is not a Curable Default.

Insurance Default.  If Tenant fails to maintain the required insurance, it is a Curable Default and the cure period is three business days after the date the failure occurs.

Estoppel or Subordination Default.  If Tenant fails to provide the requested estoppel certificate (Section 15.3) or subordination agreement (Section 15.1) within the time period provided, it shall be a Curable Default and the cure period shall be three business days from the second request.

Abandonment.  If Tenant vacates the Premises during the Term, it is not a Curable Default.

Hazardous Materials.  If Tenant breaches the provisions of Section 6.5 it shall be a Curable Default and the cure period shall be three business days after notice from Landlord.

Other Defaults.  Any non-monetary breaches of this Lease not listed above in this Section 14.2 shall be considered Curable Defaults and the cure period shall be ten days after notice from Landlord; provided that if the default can not reasonably be cured within that time period, Tenant shall have such additional time as is reasonably necessary to cure the default so long as Tenant commences the cure within the ten day period and diligently pursues the cure to completion.

14.3           Expense Recovery.  Items of expense for which Tenant shall be liable to Landlord for in connection with a termination of this Lease for default shall include:  (i) all collection costs and all costs of obtaining Tenant’s compliance with this Lease, including attorneys’ fees and enforcement costs; (ii) the unamortized portion of (a) leasing commissions paid in connection with this Lease, and (b) all costs incurred by Landlord to improve the Premises (such amortization to be based on a straight line basis over the initial Term with interest at 12%); and (iii) all Landlord’s other costs proximately caused by the termination.  The above sums shall be due and payable immediately upon notice from Landlord without regard to whether the cost or expense was incurred before or after the termination of this Lease.  If proceedings are brought under the Bankruptcy Code, including proceedings brought by Landlord, which relate in any way to this Lease (in any of such cases a “Proceeding”), then Landlord shall be paid the costs incurred by Landlord in connection with the Proceedings.

14.4           Damages.  Notwithstanding termination of this Lease and reentry by Landlord pursuant to Section 14.1, Landlord shall be entitled to recover from Tenant:

(a)  Any unpaid Rent which had been earned by Landlord prior to the time of termination with interest at the Default Rate (defined in Section 14.8); plus

(b)  The amount by which the unpaid Rent which would have been earned after termination until the time of an award exceeds the amount of loss of Rent that Tenant proves could have been reasonably avoided, with interest at the Default Rate; plus

(c)  The worth at the time of an award of the amount by which the unpaid Rent for the balance of the term of this Lease (as extended, if at all, prior to termination) exceeds the amount of such loss of Rent and Additional  Rent that Tenant proves could have been reasonably avoided (including interest at the Default Rate from the date of the award until paid), discounted at the discount rate of the Federal Reserve Bank of San Francisco, or successor Federal Reserve Bank, on the date of termination; plus

(d)  Any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including amounts due and payable pursuant to Section 14.3.

14.5           Non-Termination of Lease.  No act of Landlord other than a written declaration of termination of Lease shall serve to terminate this Lease.  If there is a Curable Default and Tenant defaults hereunder and fails to cure the default within any applicable cure period or if there is any other Tenant default hereunder, Landlord shall have the right to reenter the Premises and relet the Premises for Tenant’s account, without terminating the Lease.  If Landlord reenters the Premises and does not elect to terminate this Lease, Tenant shall pay Landlord for the loss of Rent by a payment at the end of each month during the remaining Term representing the difference between the Base Rent, and other charges which would have been paid in accordance with this Lease and the rental actually derived from the Premises by Landlord for such month.  Separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any action, are then due and payable to Landlord under this Section 14 without waiting until the end of the Term of this Lease.

14.6           Reletting.  If Tenant’s right of possession has been terminated (with or without termination of this Lease), Landlord may at any time, and from time to time, relet the Premises in whole or in part either in its own name or as agent of Tenant for any period equal to or greater or less than the remainder of the then-current Term.  All rentals received by Landlord from such reletting shall be applied first to the payment of any amounts other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting and of alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due hereunder.  Upon a reletting of the Premises, Landlord shall not be required to pay Tenant any sums received by Landlord in excess of amounts payable in accordance with this Lease.

14.7           Right of Landlord to Cure Defaults.  If Tenant defaults under this Lease, Landlord may cure the default, at Tenant’s expense, immediately and without notice if Landlord believes the default creates a risk of damage to persons or interests of others, or in any other case only upon Tenant’s failure to remedy such default within the applicable cure period, if any.  Tenant shall reimburse Landlord for any costs of the cure with interest at the Default Rate.  Landlord shall have the same rights and remedies as for the non-payment of sums due under this Section 14 as in the case of default by Tenant in the payment of Rent.

14.8           Unpaid Sums and Service Charge.  Any amounts owing from Tenant to Landlord under this Lease shall bear interest at 12% per annum (the “Default Rate”), calculated from the date due or expended until the date of payment.  In addition, if any payment of Rent is not paid within 10 days of its due date, Tenant shall pay a late charge equal to the greater of $250 or 10% of the overdue amount as liquidated damages for Landlord’s extra expense and handling of such past due account.

14.9           Financial Distress.

14.9.1  Definition.  Each of the following shall be an “Financial Distress Default” under this Lease unless cured within the cure periods set forth below:  (a) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy; (b) the appointment of a trustee or a receiver to take possession of all or any part of Tenant’s assets; or (c) the entry of any final judgment against Tenant for an amount greater than six months Rent.  A Financial Distress Default shall be considered “Voluntary” if the action initiating the default was made by Tenant or a person or entity controlling, controlled by, or under common control with Tenant and otherwise shall be considered “Involuntary”.  For example, a bankruptcy filing initiated by Tenant is a Voluntary Financial Distress Default and a bankruptcy filing by creditors of Tenant shall be considered an Involuntary Financial Distress Default.  Tenant shall immediately notify Landlord upon the occurrence of any Financial Distress Default.  Tenant shall have 60 days to cure an Involuntary Financial Distress Default under clause (a) above by having the petition dismissed.  Tenant shall have 30 days to cure an Involuntary Financial Distress default under clause (b) above by having the trustee or receiver dismissed or otherwise regaining possession of Tenant’s assets. Tenant shall have 30 days to have a judgment described in clause (c) above discharged or satisfied before Landlord will pursue any of its remedies under Section 14.  If a Voluntary Financial Distress Default occurs or if an Involuntary Financial Distress Default is not cured within the above cure periods, then the provisions of Section 14.9.2 shall apply.

14.9.2  Filing of Petition.  If a petition (“Petition”) is filed by or against Tenant (as either debtor or debtor-in-possession) under Title 11 of the United States Code (the “Bankruptcy Code”) and same is not dismissed within 60 days thereafter:

(a)  Adequate protection for Tenant’s Lease obligations accruing after filing of the Petition shall be provided within 15 days after filing in the form of a deposit equal to two months Base Rent and Additional  Rent (in addition to the security deposit), to be held by the court or an escrow agent approved by Landlord and the court.

(b)  All amounts payable by Tenant to Landlord under this Lease represent reasonable compensation for the occupancy of the Premises by Tenant.

(c)  Tenant or Trustee shall give Landlord at least 30 days written notice of any abandonment of the Premises or proceeding relating to administrative claims.  If Tenant abandons without notice, Tenant or Trustee shall stipulate to entry of an order for relief from stay to permit Landlord to reenter and relet the Premises.

(d)  If Tenant was in default under the Lease before the filing of the Petition, whether or not Landlord has given Tenant written notice of that default and whether or not any cure period expired before filing the Petition, Tenant shall be deemed to have been in default on the date the Petition was filed for all purposes under the Bankruptcy Code.

(e)  For purposes of Section 365(b)(1) of the Bankruptcy Code, prompt cure of defaults shall mean cure within 30 days after assumption and shall include cure of any defaults under any other agreements between Landlord and Tenant.

(f)  For the purposes of Section 365(b)(1) the Bankruptcy Code, adequate assurance of future performance of this Lease by Tenant, Trustee or any proposed assignee of the Lease will require that Tenant, Trustee or the proposed assignee deposit two months Base Rent and Additional  Rent payments into an escrow fund (to be held by the court or an escrow agent approved by Landlord and the court) as security for such future performance.  In addition, if the Lease is to be assigned, adequate assurance of future performance by the proposed assignee shall require that:  (i) the assignee have a tangible net worth equal to eight times the annual Rent due hereunder or that such assignee’s performance be unconditionally guaranteed by a person or entity that has a tangible net worth not less than the above amount; (ii) assignee assume in writing all of Tenant’s obligations under the Lease.

(g)  If Tenant or Trustee intends to assume and/or assign the Lease, Tenant or Trustee shall provide Landlord with 30 days written notice of the proposed action, separate from and in addition to any notice provided to all creditors.  Notice of a proposed assignment and assumption shall state the assurance of prompt cure, compensation for loss and assurance of future performance to be provided to Landlord.  Notice of a proposed sale shall state:  (i) the name, address, and federal tax ID numbers of the proposed assignee; (ii) the terms and conditions of the proposed assignment, and (iii) the proposed assurance of future performance.

14.10           Default by Landlord.  Subject to Section 15.4, Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within 30 days after receipt of Tenant’s written notice (or such longer period of time as is reasonably necessary to cure the default).  If Landlord fails to cure the default within the cure period, Tenant shall have all rights and remedies available at law and in equity other than the right to terminate the Lease or any offsets against Rent.  Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address has been furnished to Tenant in writing and such parties shall have the right but no obligation to cure the default on Landlord’s behalf.

15.	PROTECTION OF LENDERS

15.1           Subordination.  This Lease shall be subordinate to any financing now existing or hereafter placed upon the Project by Landlord, and to any and all advances to be made thereunder and to interest thereon and all modifications thereof (each, a “Mortgage”).  This provision shall be self-operative.  Tenant shall execute and deliver any subordination agreement required by the holder of a Mortgage, but only if any such subordination agreement provides that so long as Tenant is not in default under this Lease beyond any applicable cure period, Tenant shall have the continued enjoyment of the Premises free from any disturbance or interruption by any holder of a Mortgage or any purchaser at a foreclosure or private sale of the Project.

15.2           Attornment.  If Landlord’s interest in the Premises is acquired by any ground lessor, holder of a Mortgage, or purchaser at a foreclosure sale, or transferee thereof, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease.  Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

15.3           Estoppel Certificates.  Tenant shall, within 10 days of demand, execute and deliver to Landlord a written statement certifying:  (i) the commencement and the expiration date of the Term; (ii) the amount of Base Rent and the date to which it has been paid; (iii) that this Lease is in full force and effect and has not been assigned or amended in any way (or specifying the date and terms of each agreement so affecting this Lease) and that no part of the Premises has been sublet (or to the extent such is not the case, a copy of any sublease); (iv) that Landlord is not in default under this Lease (or if such is not the case, the extent and nature of such default);  (v) on the date of such certification, there are no existing defenses or claims which Tenant has against Landlord (or if such is not the case, the extent and nature of such defenses or claims); (vi) the amount of the Security Deposit held by Landlord; and (vii) any other information a mortgagee or purchaser may reasonably request.  It is intended that any such statement shall be binding upon Tenant and may be relied upon by a prospective purchaser or mortgagee.  If Tenant fails to provide the requested estoppel within 10 days after receipt of the request, in addition the provisions of Section 14:  (a) Tenant shall be deemed to have given a certificate as above provided, without modification, and shall be conclusively deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, and (b) Landlord may impose a fee of $100 per day for each day of delay in providing the statement by Tenant after the 10 day period.  The estoppel certificate shall run to the benefit of all those Landlord specifies as addressees.

15.4           Notice.  Tenant shall give written notice of any failure of Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Project whose name and address has been furnished to Tenant.  Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within 30 days after receipt of Tenant’s notice, or such longer period as is reasonably necessary for the cure.

16.	LIABILITY

16.1           Landlord’s Liability.  The liability of Landlord to Tenant shall be limited to the interest of Landlord in the Project (and the proceeds thereof).  Tenant agrees to look solely to Landlord’s interest in the Project (and the proceeds thereof) for the recovery of any judgment against Landlord, and Landlord and its owners shall not be personally liable for any such judgment or deficiency after execution thereon or matters related to this Lease.  In addition, if Landlord sells or otherwise transfers the Project to a new owner, the transferring Landlord shall not thereafter be named or sought after in any matter related to the Project relating to the time period after the transfer and responsibility for those matters shall automatically transfer to the new owner.

16.2           Tenant’s Business Interruption.  Notwithstanding any other provision of this Lease, and to the fullest extent permitted by law, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s personal property or its business or any loss of income therefrom, whether such injury or loss results from conditions arising upon the Premises or the Project, or from other sources or places including any interruption of services and utilities or any casualty, condemnation, whether the cause of such injury or loss or the means of repairing the same is inaccessible to Landlord or Tenant.

16.3           WCM.  If this Lease is signed by Washington Capital Management, Inc. (“WCM”), WCM signs the Lease in a representative capacity as manager of the limited liability company which is Landlord.  Tenant acknowledges that WCM has no liability whatsoever under this Lease and Tenant shall have no claims against WCM, its agents or employees in connection with this Lease or the Project.

17.	MISCELLANEOUS PROVISIONS

17.1           Notices.  All notices required or permitted under this Lease shall be in writing and shall be personally delivered, sent by facsimile with confirmation of receipt, or sent by certified mail, return receipt requested, postage prepaid.  The contact information for each party is set forth in Section 1 and may be changed by written notice to the other party.  All notices shall be effective upon either delivery/receipt or 3 days after mailing in the manner described above. Tenant hereby appoints as its agent to receive the service of all dispossessory proceedings or proceedings to seize Tenant’s personal property and notices thereunder the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of occupying the same, then such service may be made by attaching the same on the main entrance of the Premises.  If Tenant does not provide Landlord with a forwarding address following expiration or termination of this Lease, Landlord shall be relieved of any obligation to forward any funds or items to Tenant.

17.2           Non-Waiver/Accord.  Failure of Landlord to insist, in any one or more instances, upon strict performance of any term of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or a relinquishment, but the same shall continue and remain in full force and effect.  Landlord shall not be deemed to have waived any provision of this Lease unless expressed in writing and signed by Landlord.  Tenant specifically acknowledges that, where Tenant has received a notice of default (whether Rent or non-rent), no acceptance by Landlord of Rent shall be deemed a waiver of such notice, and, including no acceptance by Landlord of partial Rent shall be deemed to waive or cure any Rent default.  Landlord may, in its discretion, after receipt of partial payment of Rent, refund same and continue any pending action to collect the full amount due, or may modify its demand to the unpaid portion.  In either event, the default shall be deemed uncured until the full amount is paid in good funds.  Payment by Tenant or receipt by Landlord of a lesser amount than the Rent and other charges stipulated herein shall be deemed to be on account of the earliest stipulated Rent or other charges.  No endorsement or statement on any check or any letter accompanying any payment shall be deemed an accord and satisfaction, and Landlord’s acceptance of such check or payment shall be without prejudice to Landlord’s right to recover the balance of the amount due or pursue any other remedy to which it is entitled.

17.3           Brokers.  Except as specified in Section 1, if any, Tenant represents and warrants to Landlord, it has not engaged any broker, finder or other person entitled to any commission or fee in respect of the negotiation, execution or delivery of this Lease, and Tenant shall indemnify and defend Landlord against any claims for such commission arising out of agreements made or alleged to have been made by or on behalf of Tenant.  If any new leases, modifications to this Lease or other agreements are made between Landlord and Tenant, Landlord shall not have any obligation to pay any brokerage or finders fees to persons engaged by Tenant.

17.4           Entire Agreement; Amendment; Severability.  This Lease supersedes all prior and contemporaneous understandings and agreements; the provisions of this Lease are intended by Landlord and Tenant as the final expression of their agreement; this Lease constitutes the complete and exclusive statement of its terms and no representations, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.  No provisions of this Lease may be changed, waived, discharged or terminated orally, but only by instrument in writing executed by Landlord and Tenant, or their respective successors in interest, concurrently with or subsequent to the date of this Lease.  Tenant acknowledges that neither Landlord nor anyone representing Landlord has made statements of any kind whatsoever on which Tenant has relied in entering into this Lease.  Tenant has relied solely on its independent investigation and its own business judgment in entering into this Lease.  Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

17.5           Force Majeure.  Except as specifically provided otherwise herein, time periods for Landlord’s or Tenant’s performance under any provisions of this Lease (except for the payment of money) shall be extended for periods of time during which the non-performing party’s performance is prevented due to circumstances beyond the party’s control, including strikes, embargoes, governmental regulations, inclement weather and other acts of God, war or other strife and no such delay in Landlord’s performance shall constitute an actual or constructive eviction or entitle Tenant to any abatement of Rent.

17.6           Tenant’s Audit Right.  Tenant shall have the right to audit the current year’s expense statement issued by or on behalf of Landlord by written notice given to Landlord within 60 days after receipt of that statement.  Such audit shall be conducted in the offices of Landlord’s property manager at the cost of Tenant.  Tenant shall keep all of the information disclosed in the course of such audit confidential, and shall require all of its consultants to agree in writing directed to Landlord to keep all such information confidential.  Tenant agrees that such audits shall not be permitted to be conducted on a contingency fee basis.

17.7           Heirs and Assigns.  This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant.  However, Landlord shall have no obligations to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease including the restriction on assignment and subletting.  If more than one person or entity executes this Lease as Tenant, the liability of each shall be deemed to be joint and several.

17.8           Waiver of Self-Help.  Tenant waives any statutory or common law right to self-help, including any right to make repairs to the Building or common areas.

17.9           Other Taxes.  Tenant shall pay, prior to delinquency, all personal property taxes on Tenant’s property.

17.10           Adjustment.  Landlord reserves the right to adjust the rentable area of the Premises set forth in Section 1 based on any future measurement of the Premises and Building by Landlord in accordance with commercially reasonable standards uniformly applied and if such area is adjusted, the Base Rent, Tenant’s Share, and the Security Deposit shall be automatically adjusted based on the new measurement.

17.11           Right to Change Public Spaces.  Landlord reserves the right at any time, without thereby creating an actual or constructive eviction or incurring any liability to Tenant, to (a) close temporarily any common areas to make repairs or changes or to prevent the acquisition of public rights in such areas, and (b) change the arrangement or location of public areas of the Project not contained within the Premises or any part thereof, including entrances, passageways, parking lots and other public service portions of the Project; provided that Tenant is not prevented from having access to the Premises.

17.12           Consent.  Notwithstanding anything contained in this Lease to the contrary, Tenant hereby waives any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant’s only remedies therefore shall be an action for specific performance, injunction or declaratory judgment, to enforce any right to such consent.  Tenant shall pay Landlord’s out-of-pocket costs incurred in connection with any requests by Tenant for consent.

17.13           Financial Statements.  Within 20 days after written request from Landlord, but not more than two times per year, Tenant shall provide the most recent financial statements and tax returns for Tenant and any guarantor, assignee, or subtenant.  The information shall remain confidential, subject to review by potential purchasers and lenders, who shall be instructed to maintain such confidentiality.

17.14           No Reservation/Counterparts.  The submission of this Lease for examination, or for execution by Tenant, does not constitute a reservation or option to Lease the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant. At Landlord’s election, this Lease may be executed in counterparts and when all counterparts are executed, the counterparts shall constitute a single binding instrument.

17.15           Authority.  If Tenant is an entity rather than a person, each individual executing this Lease on behalf of said entity or its constituents represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said entity.  Concurrently with the execution of this Lease, Tenant shall deliver to Landlord any entity resolutions or consents requested by Landlord to evidence such authority.  Where Tenant is comprised of more than one person or entity, all covenants and obligations of Tenant hereunder shall be the joint and several covenants and obligations of each person or entity comprising Tenant.  Any action permitted or required of Landlord under this Lease may, at Landlord’s election, be performed by Landlord’s property manager on Landlord’s behalf.

17.16           Relocation. Landlord shall have the option to relocate Tenant to other space of approximately the same size elsewhere in the Building, exercisable on 60 days written notice to Tenant.  If Landlord exercises the option, (a) Landlord will arrange for the movers and pay the cost of the move, including the reprinting of stationary and including the cost of reconnecting the phone lines and computers, and (b) a new floor plan shall be attached to this Lease and become a part hereof, and (c) all other provisions of this Lease shall remain in full force and effect.

17.17           Utility Deregulation.  Tenant acknowledges that Landlord shall have sole control over the determination of which utility providers serve the Project, and Landlord shall have no obligation to give access or easement rights or otherwise allow onto the Project any utility providers except those approved by Landlord.  If, for any reason, Landlord permits Tenant to purchase utility services from a provider other than Landlord’s designated company(ies), such provider shall be considered a contractor of Tenant.  In addition, Tenant shall allow Landlord to purchase such utility service from Tenant’s provider at Tenant’s rate or at such lower rate as can be negotiated by the aggregation of Landlord’s tenants’ requirements for such utility.

17.18           Clean Air Act.  Tenant acknowledges that Landlord has not made any portion of the Premises or the Building accessible for smoking.  If Tenant wishes to make any portion of the Premises accessible to smoking, Tenant shall make all improvements necessary to comply with all applicable governmental regulations.  Tenant acknowledges that Tenant’s indemnity contained in this Lease includes claims based on the presence of tobacco smoke as a result of the activities of Tenant, its employees, agents or guests.

17.19           Choice of Law and Venue.  This Lease shall be governed by the law of the state where the Project is located and the parties agree that venue shall lie in King County, Washington.

17.20           Nondisclosure of Lease Terms.  Unless Landlord elects otherwise, the terms and conditions of this Lease constitute proprietary information of Landlord that Tenant will keep confidential.  Tenant’s disclosure of the terms of this Lease could adversely affect Landlord’s ability to negotiate other leases and/or impair Landlord’s relationship with other tenants.  Accordingly, Tenant will not directly or indirectly disclose the terms or conditions of this Lease to any person or entity other than Tenant’s employees, agents, lenders, attorneys or accountants who have a legitimate need to know such information and who also agree to keep the same in confidence.

17.21           Regulations. Tenant shall comply with the terms and conditions of any of the following applicable to the Project and any subsequent changes thereto:  (a) CC&R’s, REA’s or other covenants recorded against the Project and any design guidelines referenced therein and any amendments thereto, and (b) any transportation management plan adopted for the Project and all amendments thereto.

17.22           Landlord’s Access.  Landlord or its agents may enter the Premises to show the Premises to potential lenders, tenants or other parties; to make repairs, alterations or improvements, to inspect and conduct tests in order to monitor Tenant’s compliance with this Lease and applicable law; or for any other purpose Landlord deems necessary.  Landlord shall give Tenant prior notice of such entry, except in the case of emergency.  Landlord may place customary “For Sale” or “For Lease” signs in and about the Premises and Project.

17.23           Quiet Possession.  If Tenant pays the Rent and complies with all other terms of this Lease, Tenant may occupy the Premises for the full Term against any person claiming by, through or under Landlord, but not otherwise, subject to the provisions of this Lease.

17.24           Costs and Attorneys’ Fees.  In the event of litigation between the parties hereto, declaratory or otherwise to enforce this Lease, the non-prevailing party shall pay the costs thereof and attorneys’ fees actually incurred by the prevailing party, in such suit, at trial and on appeal.  In addition, if Landlord engages counsel to enforce the terms of this Lease, including for the purpose of preparing a delinquency notice, Tenant shall be required to reimburse Landlord for all costs incurred before the subject default is considered cured.  In addition to the provisions of Section 11 (Assignment and Subletting), Tenant shall pay Landlord’s attorneys’ fees and other out-of-pocket costs incurred in connection with any other requests for Landlord’s consent.

17.25           Interpretation.  The captions of sections or subsections of this Lease are to assist the parties in reading this Lease and are not a part of the terms and provisions of this Lease.  Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular.  The masculine, feminine and neuter genders shall each include the other.  In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission.  References to “including” shall mean “including without limitation”.

17.26           No Recordation.  Tenant shall not record this Lease without prior written consent from Landlord.  However, Landlord may require that a “Short Form” memorandum of this Lease executed by both parties be recorded.

17.27           Waiver of Jury Trial.  Landlord and Tenant hereby waive all rights to request a jury trial in any proceeding or counterclaim arising out of this Lease or Tenant’s right to occupy the Premises.  Tenant agrees that if Landlord commences any summary proceeding for non-payment of Rent or possession of the Premises, Tenant waives all right to interpose any counterclaim in such proceeding.  Tenant further waives any right to remove said summary proceeding to any other court or consolidate said summary proceeding with any other action, whether brought before or after the summary proceeding.

17.28           Survival.  The obligations of each party applicable to time periods prior to the termination or expiration of this Lease shall survive termination or expiration of this Lease, including Landlord’s right to indemnification and defense from claims arising from matters occurring prior to termination even though the claim is asserted against Landlord after termination, and payment of amounts not finally calculated by the expiration/termination date.

17.29           Holding Over.  If Tenant fails to surrender possession of the Premises upon termination or expiration of this Lease, and if Tenant obtains Landlord’s written consent to Tenant’s continued occupancy, then Tenant’s occupancy shall be deemed to be a month to month tenancy, with Base Rent due at a rate one and one half times the Rent payable by Tenant hereunder during the calendar month immediately preceding such termination or expiration (the “Latest Rate”) and Landlord may terminate such month to month tenancy upon 30 days notice to Tenant.  If Tenant fails to surrender possession of the Premises upon termination or expiration of this Lease and if Tenant does not obtain Landlord’s written consent to Tenant’s continued occupancy, then Tenant shall be deemed a trespasser and shall be liable to Landlord for all damages sustained by Landlord as a result thereof, together with Base Rate at a rate double the Latest Rate.

17.30           ERISA Contingency.  If Exhibit E is attached to this Lease, then this Lease is contingent upon Tenant executing the ERISA Certificate set forth in Exhibit E and taking any other actions requested by Landlord to verify that this Lease is not a prohibited transaction under ERISA.  Landlord will rely on the statements by Tenant contained in Exhibit E in agreeing to enter into this Lease.  As a result, if Landlord later learns that any of the statements by Tenant on Exhibit E were not correct when made or are no longer correct, then (a) notwithstanding the provisions of Section 14.2, it shall be deemed an incurable default by Tenant under the Lease and Landlord may immediately terminate this Lease by notice to Tenant and Landlord shall be entitled to collect the damages described in Section 14, and (b) Tenant shall indemnify, defend and hold Landlord harmless from any and all damages, costs, or liabilities incurred by Landlord in connection with the false statements.

17.31           Inducements.  Any agreement by Landlord for possession of the Premises without the payment or reduced payment of Rent or other charges or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions” are conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the Term.  If Tenant defaults hereunder and fails to cure the default within any applicable cure period, any Rent, other charges, bonus, inducement or consideration abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord and recoverable by Landlord as Additional Rent due under this Lease, notwithstanding any subsequent cure by Tenant.

17.32           USA Patriot Act and Anti-Terrorism Laws. Landlord and Tenant each represent and warrant that neither they nor the officers and directors controlling Landlord and Tenant, nor any person or entity that directly owns a 10% or greater equity interest in it, respectively, are or are acting, directly or indirectly, for or on behalf of any person, group, entity, or nation with whom U.S. persons or entities are restricted from doing business under the regulations of the Office of Foreign Asset Control (“OFAC”) of the United States Treasury Department, including those named on the OFAC’s Specially Designated National and Blocked Person List, or are or are acting directly or indirectly for or on behalf of any person, group, entity, or nation designated in Presidential Executive Order 13224 signed on September 24, 2001 (“Executive Order”) as a person who commits, threatens to commit, or supports terrorism; or are or are acting directly or indirectly for a person, group, entity or nation in violation of the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder  (the “Money Laundering Act”); and that they are not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.  Each party agrees during the Term of this Lease to comply with the Executive Order and the Money Laundering Act, and to defend, indemnify, and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representation and warranty.

LANDLORD:

REEF PARKWAY, LLC
a Washington limited liability company

By: Washington Capital Management, Inc.
its Manager

By: ________________________________
Jenny Gage
Its: Asset Manager

TENANT:

ACTIVECARE, INC.
a Delaware corporation

By: Micheal G. Acton

Name: ______________________________

Its: CFO

EXHIBIT A

LEGAL DESCRIPTION OF PROJECT

LEGAL DESCRIPTION OF PROJECT (continued)

EXHIBIT B

SITE PLAN/ FLOOR PLAN

EXHIBIT C

LANDLORD’S WORK/TENANT’S WORK/TENANT IMPROVEMENTS

LANDLORD’S WORK

Landlord’s Work:  Premises to delivered “as-is” provided Landlord shall (1) remove temporary walls shown in red on the floor plan attached above, (2) paint interior walls, and (3) deliver the premises in clean condition.

Tenant’s Work – All improvements, fixturing and other work to the Premises to be made by Tenant and not included in Landlord’s Work, if any.

B.            GENERAL PROCEDURES – TENANT’S WORK

The preparation of all design and working drawings and specifications relating to completion of the Premises for occupation by Tenant and the taking of bids and letting of contracts relating to Tenant’s Work and the supervision and completion of Tenant’s Work and payment therefore shall be the responsibility of Tenant.

Approvals must be obtained by Tenant for its work from the applicable building department and all other authorities having jurisdiction and Tenant must submit evidence of these approvals to Landlord before commencing work.  Tenant shall be responsible for payment of all fees and charges incurred in obtaining said approvals and for obtaining a certificate of occupancy prior to opening.

Landlord shall be entitled to withhold approval of any plans or specifications or the authorization for work to proceed until it has been furnished with reasonable evidence that Tenant has made suitable provision to pay the full cost of the work in excess of any TI Allowance.

Tenant shall utilize professional designers and union-affiliated contractors approved by Landlord.  Notwithstanding the foregoing, Tenant agrees to utilize the plumbing, electrical, HVAC and other mechanical contractors or subcontractors utilized by Landlord if requested by Landlord.

Tenant acknowledges and agrees that neither Landlord’s architect nor Landlord owes any duty nor assumes any responsibility to Tenant or Tenant’s architect with respect to the compliance or non-compliance of Tenant’s working drawings and specifications with any building, safety or health codes or the adaptability of the proposed improvements, the use intended, or otherwise.

Landlord may require Tenant to provide a payment and performance bond acceptable to Landlord for the benefit of Landlord.

C.            PLANS AND SPECIFICATIONS.

Tenant shall work with its space planners and will provide its proposed space plan for approval by Landlord.  Once Landlord has approved a space plan, Tenant will submit to Landlord for its approval working drawings and specifications.  Those plans and specifications which are approved by Landlord shall be referred to as the “Approved Final Plans”.  Tenant shall keep a complete set of the Approved Final Plans on the Premises throughout the duration of the Tenant’s Work.

D.            GENERAL REQUIREMENTS

1.           All Tenant’s Work shall be carried out with good workmanship and with new materials, which shall all be of a high quality and conforming to the best standards of practice, and shall not be in contravention of the laws, codes or regulations.

2.           Before commencing Tenant’s Work, Tenant shall furnish written proof of:  (i) the insurance required by this Lease to be carried by Tenant and, (ii) insurance required by Landlord to be carried by Tenant’s contractor.

3.           Tenant and its contractors shall be entitled to have access to the Premises, in order to execute the Tenant’s Work, subject to compliance with all rules, regulations and stipulations which Landlord may make from time to time regarding matters such as the handling and storage of material and equipment and cleanup.

4.           Tenant shall at all times keep the Premises and all other areas clear of all waste materials and refuse caused by itself, its suppliers, contractors or by their work.  Tenant shall remove all waste materials and refuse directly from the Premises and shall deposit them in places or in receptacles designated by Landlord.  Landlord may require Tenant to clean-up on a daily basis, and shall be entitled to clean-up at Tenant’s expense if Tenant fails to comply with Landlord’s reasonable requirements in this respect.  At the completion of Tenant’s Work, Tenant shall leave the Premises clean and to the satisfaction of Landlord and shall remove all tools, equipment and surplus materials from the Premises and the Project and remove all waste material and refuse from the Premises and deposit them in places or in receptacles designated by Landlord.  The final clean-up shall include the cleaning of all lighting fixtures, millwork units, store fronts and space which may be affected by the work.

5.           Landlord shall not in any way be responsible or liable with regard to any work carried out or any materials left or installed in the Premises and shall be reimbursed for any additional costs and expenses caused by reason thereof, and for any delays which may be directly or indirectly caused thereby to Landlord or its contractor.

6.           Any damage caused by Tenant’s contractor or subcontractors employed on Tenant’s Work to the Project or to any property of Landlord, or of other occupants shall be repaired by Landlord’s contractor to the satisfaction of Landlord at Tenant’s expense.

7.           If Tenant’s contractor neglects to carry out the work properly or fails to perform any work required by or in accordance with the approved, plans and specifications, Landlord, after 5 days written notice to Tenant and Tenant’s contractor, may, without prejudice to any right or remedy Landlord may have, complete the work, remedy the default or make good any deficiencies at Tenant’s expense.

8.           Tenant shall be entirely responsible for the security of the Premises during construction and Landlord shall not be liable for any loss or damage suffered by Tenant.

9.           Tenant shall maintain and keep on the Premises at all times during construction and the Term of the Lease, a suitable portable fire extinguisher for Class A, B and C fires.

10.           Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising out of work done by Tenant or its contractors and Tenant shall promptly cause to be removed any liens filed against title to the Premises or the Project, failing which, Landlord may do so and Tenant shall pay all Landlord’s costs.

11.           Tenant shall perform its work expeditiously and efficiently and shall complete the same within the period stipulated in the Lease or any other agreement between the parties subject only to circumstances over which Tenant has no control and which by the exercise of due diligence could not have been avoided.

12.           Tenant shall not cause any disruption to other tenants of the Project.

E.            CONSTRUCTION OF TENANT’S WORK

Tenant will at its expense and subject to the provision of this Exhibit C provide, furnish and install within the Premises all finishings, fixtures, electrical and mechanical work set forth in the Approved Final Plans and otherwise needed to complete the Premises and to equip the Premises ready for occupation.  All Tenant’s Work shall be performed by union affiliated contractors and subcontractors.

Specific Restrictions.
(a)           Under no circumstances shall Tenant or its contractor at any time be permitted to drill or cut conduit, pipe sleeves, chases, duct equipment, openings in the floor, columns, walls or roofs of the Project.  Any work of this type required by Tenant shall be authorized by the Landlord’s Architect and performed by Landlord’s contractor at Tenant’s expense.
(b)           No suspended loads will be permitted from the underside of the structure slab or roof structure without written approval by Landlord.
(c)           Tenant will not be permitted to install openings, signs, store front and/or improvements in the exterior walls or interior demising partitions or bulkheads above the Premises for any purpose without the prior written approval of Landlord.
(d)           Arrangements for the storage and removal of perishable garbage must be provided to the satisfaction of Landlord.
(e)           Mounting of burglar alarms and signal systems on the exterior walls of the Premises or the building requires specific prior consent.

Tenant shall obtain from all contractors and subcontractors providing material and labor in the construction of Tenant’s Work all commercially reasonable warranties (including manufacturers’ warranties) for materials or labor as are available from such contractors or subcontractors.  Such warranties shall run to Tenant during the Term and thereafter to Landlord.  Tenant shall provide copies of such warranties to Landlord upon request.

F.            SECURITY.

Tenant must obtain Landlord’s specific approval of any security system installed in the Premises by Tenant and Tenant shall be responsible for all maintenance and repair of any such systems.

EXHIBIT D

RULES AND REGULATIONS

1.           Landlord shall have the right to control and operate the public portions of the Building, the public facilities, and the facilities furnished for the common use of the Occupants, including entrances, corridors, elevators and facilities of the Building (individually and collectively, the “Common Areas”) in such manner as is reasonable for the benefit of the Occupants generally.  Tenant shall not invite to its Premises, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the Common Areas by other Occupants.  No portion of the sidewalks, doorways, entrances, passages, vestibules, halls, lobbies, corridors, elevators or stairways in or adjacent to the Building shall be obstructed or used for any purpose other than the ingress and egress to and from the Premises.  Tenant, its employees or invitees shall not go upon the roof of the Building.  Landlord reserves the right from time to time to reduce, increase, enclose or otherwise change the size, number, location, layout and nature of the Common Areas and facilities, and to create additional rentable areas through use or enclosure of Common Areas.  When reasonably necessary Landlord may either temporarily or permanently change the location of, or close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or release of Tenant from the duty of observing and performing any of the provisions of this Lease.

2.           During such hours as Landlord may from time to time reasonably determine, Landlord may:  (a) require all persons entering or leaving the Building or Project  to identify themselves to a watchman by registration or otherwise and to establish their right to enter or leave the Premises or the Building; and (b) limit entries into and departures from the Building to such one or more entrances as Landlord shall from time to time designate.  Landlord reserves the right to exclude or eject from the Building all solicitors, canvassers and peddlers, or any person who, in the judgment of Landlord’s security officer or employee in charge, is under the influence of intoxicants or drugs, or any person who shall in any manner do any illegal act or any act in violation of any of the Rules and Regulations.  Landlord may enact such other security measures as Landlord may from time to time reasonably determine necessary for the safety and protection of the Occupants and the Building.  In no event shall Landlord be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

3.           Subject to the terms and conditions of the Lease, Landlord shall provide heat and air conditioning as reasonably required for reasonable, comfortable occupancy of the Building and the Premises under normal business operations.  Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the heating and air conditioning systems, Landlord reserves the right, at its option, either to require Tenant to discontinue use of such heat generating machines or equipment or to install supplementary air conditioning equipment in the Premises.  If supplementary air conditioning equipment is installed, then Tenant shall, within 10 days of invoice, pay Landlord (i) the cost of any such installation and (ii) the cost of operation and maintenance of such supplementary equipment at such rates as Landlord may reasonably determine.

The Building is designed to accommodate electrical and heating loads generated by customary office uses.  Tenant shall obtain the prior written consent of Landlord before installing lights or equipment which will result in the per square foot system design specifications being exceeded in any part of the Premises.

Tenant must obtain the written consent of Landlord prior to using any equipment in the Premises with power requirements in excess of those that the building system is designed to handle.  Regardless of whether such consent has been obtained, Tenant shall, within 10 days of invoice, pay Landlord the costs of electrical systems or modifications necessitated by such equipment, including installation.

Tenant shall conserve energy, water, heat and air conditioning and shall cooperate fully with Landlord to assure the most efficient operation of the heating and air conditioning systems in the Building.  Tenant shall also comply with Landlord’s instruction for the use of drapes and thermostats in the Building.

4.           Subject to the terms and conditions of the Lease and only with regard to office tenants, not retail tenants, Landlord shall provide routine janitorial service to the Premises on Monday through Friday of each week, excluding holidays, consisting of routine dusting, vacuum cleaning or dustmopping floors, removing normal trash, and periodic cleaning of exterior windows, maintaining normal hard surface floors and cleaning entrance doors of the Premises, according to Landlord’s work schedule.  All janitorial service in and about the Premises shall be performed by employees of or service companies retained by Landlord, unless written approval is given by Landlord.  Landlord shall have no liability whatsoever to Tenant or any other person for any loss of or damage to personal property on or about the Premises, however occurring, including any damage done by a janitor or any other employee or any person.  Janitor service will not be furnished on nights when rooms are occupied after 6:00 p.m. unless, by agreement in writing, service is extended to a later hour for specifically designated rooms.

5.           Tenant shall, prior to moving furniture or other equipment into or out of the Building, in all instances (a) first obtain the prior written approval of Landlord, both as to the time of day and entrance to the Building to be utilized by Tenant in connection with such move, and (b) provide to Landlord an insurance certificate evidencing that the moving company carries the same levels of insurance as are required of Tenant and that Landlord and Landlord’s property manager are named as additional insureds on such coverage.  The firm employed to move Tenant’s equipment, material, furniture or other property in or out of the Building must be a professional mover, reasonably acceptable to Landlord.  All damage to the Building (including any elevator) or the Premises by the delivery, installation, use or removal of freight, furniture, business equipment, merchandise, safes or other articles shall be paid for by Tenant.

All deliveries of large or bulky articles shall be delivered to and removed from the Premises only in elevators which have been properly padded by Landlord.  All deliveries of the above-mentioned items must be scheduled with the Landlord to ensure the elevator used for the delivery is properly padded.  Objects of unusual or extraordinary size or weight shall not be brought into or removed from the Building without the prior written consent of Landlord and, where such consent is obtained, shall be brought into or removed from the Building at the time and place and in the manner and shall be placed and maintained in such location and position in the Premises as Landlord may designate.

Landlord shall not be responsible for damage to any of Tenant’s property delivered to or left in any receiving area or elsewhere in the Building or to any property moved or handled anywhere in the Building by any agent, employee or representative of Landlord as an accommodation to Tenant, Landlord being under no obligation to accept delivery of, or to move or handle, any property of Tenant.

6.           Tenant shall not place a load upon any floor of the Premises which exceeds sixty pounds live load and twenty pounds for partitions per square foot of floor space.  Landlord reserves the right to prescribe the weight and position of all safes, files and heavy installations which Tenant wishes to place in the Premises in order to properly distribute the load.  Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein so as to be objectionable to Landlord or to any other Occupant in the Building shall be placed and maintained by Tenant at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

7.           Tenant, Tenant’s employees, agents or invitees shall not, without the prior written consent of Landlord:

a.           Install, maintain or operate any vending machine or any other machines of any description whatsoever (other than small business machines), either on the Premises or elsewhere in the Building.

b.           Attach, hang or use any curtain, blind, shade, awning or screen in connection with any window, door or entrance in the Premises or the Building, or attach or install any aerials or other projections from the Premises or the Building.

c.           Use the name of the Building for any purpose other than that of Tenant’s business address, or use any picture of the Building.

d.           Alter any lock or install a new or additional lock or any bolt on any door of the Premises.  If Landlord shall give its consent thereto, Tenant shall in each case furnish Landlord with a key for any such lock, and upon termination of its tenancy, Tenant shall deliver to Landlord all keys to the Premises and to all other rooms or offices furnished to Tenant or which Tenant shall have had made.  Landlord will provide Tenant with additional keys for any lock in the Premises upon payment therefore by Tenant.

e.           Bring or keep in or about the Premises or the Building any animals, birds or other pets (except seeing-eye dogs) or bicycles or other vehicles, except at such areas as Landlord may designate, temporarily or otherwise.

f.           Make or permit to emanate from the Premises or the Building any objectionable noise or odor, or in any manner annoy, disturb or interfere with other Occupants or their employees and invitees.

g.           Install telegraphic or telephonic connections or other wire services, or bore or cut for such wires or instruments incident thereto, unless Landlord has approved the location and method of installation, introduction and placement of such wires and instruments.

h.           Drive spikes, hooks, screws or nails or other devices in the walls or woodwork (except for hanging small pictures or similar items) or drill holes in the floor of the Premises.

i.           Place any boxes, cartons or other rubbish in the corridors or other public areas of the Building.

j.           Use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible or explosive fluid or material or chemical substance other than limited quantities of such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in Tenant’s normal operations in the Premises.

k.           Use any method of heating or air conditioning other than that supplied by Landlord.

l.           Paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing.  Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant’s expense).  Landlord reserves the right to remove at Tenant’s expense all matter not so installed or approved without notice to Tenant.

m.           Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not, outside the Premises, be materially different that the light or heat from other sources outside the Premises.

n.           Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement.

o.           Create, or permit to be created, any ground vibration that is materially discernible outside the Premises.

p.           Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, or about the Project.

q.           Create, or permit to be created, any noxious odor that is disruptive to the business operations of any other tenant in the Project.

r.           Place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly, in Landlord’s discretion, from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls.  Blinds, shades awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by the Landlord.

s.           Enter upon the roof or other non-public areas of the Building.

8.           Tenant shall be liable for any damage to the fixtures and systems located in the Building resulting from the abuse or misuse of any nature or character whatever by Tenant, or Tenant’s employees, agents or invitees.

9.           Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service to Tenant, to Landlord’s building manager for approval before performance of any work.  Notwithstanding such approval, Landlord shall not be liable in any manner for the work so performed by Tenant’s contractors, contractor’s representatives and installation technicians.  This shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, window, ceilings, equipment or any other part of the Building.

10.           Tenant shall give prompt written notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, heating or air conditioning systems or other systems or improvements in the Premises or the Building, to enable Landlord to repair such damage or defects.

11.           Landlord shall have the right to keep a passkey to the Premises and the right to enter the Premises for inspection, maintenance, cleaning or repairing and for any other reasonable purposes.

12.           Landlord may change the name and the street address of the Building, without notice and without liability to any Occupant.

13.           With respect to any Hazardous Substance brought onto the Project or generated by Tenant, its agents, employees or invitees, Tenant shall:

a.           Comply promptly, timely, and completely with all governmental requirements for reporting, keeping, and submitting manifests, and obtaining and keeping current identification numbers;
b.           Submit to Landlord true and correct copies of all reports, manifests, and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities;
c.           Within five days of Landlord’s request, submit written reports to Landlord regarding Tenant’s use, storage, treatment, transportation, generation, disposal or sale of Hazardous Substances and provide evidence satisfactory to Landlord of Tenant’s compliance with the applicable government regulations;
d.           Allow Landlord or Landlord’s agent to come on the Premises at all times to check Tenant’s compliance with all applicable governmental regulations regarding Hazardous Substances;
e.           Comply with minimum levels, standards or other performance standards or requirements which may be set forth or established for certain Hazardous Substances (if minimum standards or levels are applicable to Hazardous Substances present on the Premises, such levels or standards shall be established by an on-site inspection by the appropriate governmental authorities and shall be set forth in an addendum to this Lease); and
f.           Comply with all applicable governmental rules, regulations and requirements regarding the proper and lawful use, sale, transportation, generation, treatment, and disposal of Hazardous Substances.

Any and all costs incurred by Landlord and associated with Landlord’s monitoring of Tenant’s compliance with these provisions, including Landlord’s attorneys’ fees and costs, shall be Additional  Rent and shall be due and payable to Landlord immediately upon demand by Landlord.

14.           Landlord reserves the right from time to time to amend and to make such further Rules and Regulations as, in the judgment of the Landlord, may be necessary or desirable for the safety, care or cleanliness of the Building or the preservation of good order therein, or the maintenance and promotion of the Building or for any other reasonable or desirable purpose.  Such further Rules and Regulations and such amendments shall be binding upon Tenant, effective upon Tenant’s receipt of a copy thereof.  Waiver by Landlord of any breach of any Provision of the Rules and Regulations by any other Occupant shall not be deemed to be a waiver of such Rules and Regulations as to Tenant or all Occupants.

15.           In addition to definitions set forth in these Rules and Regulations, capitalized terms herein shall have the same meaning as set forth in the Lease to which this is an Exhibit.

16.           Tenant shall comply with all smoking restrictions promulgated by Landlord and shall enforce all such restrictions against Tenant’s employees and invitees.

17.           If Landlord permits Tenant to install any telecommunications equipment and/or wiring within any portion of the Building other than the Premises, the installation and maintenance of the same shall comply with the requirements of this rule:

a.           All equipment shall be clearly labeled and all cabling shall be clearly labeled at least every 10 feet;
b.           Any equipment installed on the roof shall be inspected and maintained at least quarterly by a company approved by Landlord to assure that the roof membrane remains watertight.
c.           A maximum of two technical and/or managerial employees of Tenant may have a key to, or enter, any telecommunications equipment room containing equipment serving more than one tenant (“Common Telecom Room”).
d.           Except in the event of an emergency, (a) Tenant or its service provider must give advance notice to Landlord’s property manager of any access desired to any Common Telecom Room or any conduit or riser containing cabling serving more than one tenant (“Common Conduit”), (b) Landlord shall have the right to have a representative accompany the person entering and/or accessing the any Common Telecom Room or Common Conduit, and (c) the person entering or accessing the roof, any Common Telecom Room or any Common Conduit shall submit to Landlord’s property manager or security personnel a written request for entry/access identifying the name and company of the person entering or accessing, when they expect to enter/access and what they plan to do.  When done, the person shall submit to Landlord’s property manager or security personnel a written report specifying when their  entry/access commenced and ended and what work was done.
e.           Tenant or its service provider must give advance notice to Landlord’s property manager of any access desired to the roof and Landlord shall have the right to have a representative accompany the person entering and/or accessing the roof, any Common Telecom Room or Common Conduit.
f.           Except in the event of an emergency, Landlord may require Tenant’s service provider to give advance notice to other service providers with equipment in any Common Telecom Room or cabling in any Common Conduit before entering/accessing the same for non-emergency work.

EXHIBIT E

TENANT’S ERISA CERTIFICATE

Dated:  November 11, 2010

Washington Capital Management, Inc.,
1301 Fifth Avenue, Suite 3100
Seattle, WA 98101-2651

Reef Parkway, LLC (“Landlord”), which is owned in whole or in part by the Washington Capital Joint Master Trust Real Estate Equity Fund (the “Fund”), is leasing the Property defined below.  As a tenant in the Property, we understand that the Fund consists of plan assets subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and that it is necessary for Landlord, and Washington Capital Management, Inc. (“WCM”) as investment manager of the Fund, to determine that the leasing of the property will not result in a “prohibited transaction” within the meaning of ERISA.  This certification provides important information that allows Landlord and WCM to make that determination.

Having independently reviewed the following certifications for accuracy, the undersigned makes the certifications set forth below.

For purposes of the certifications set forth herein the following terms have the meanings set forth below:

“Affiliate” means with respect to any person (i) any person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person, (ii) any corporation, partnership, trust or unincorporated enterprise of which such person is an officer, director, ten percent or more partner,  or highly compensated employee within the meaning of section 4975(e)(2)(H) of the Code (but only if the employer of such employee is the plan sponsor of any Plan), (iii) any director of the person, or any employee of the person who is a highly compensated employee within the meaning of section 4975(e)(2)(H) of the Code, or who has direct or indirect authority, responsibility, or control regarding the custody, management or disposition of plan assets involved in the transaction, and (iv) with respect to an employer any of whose employees are covered by any Plan, a named fiduciary (within the meaning of Section 402(a)(2) of ERISA) of the assets of such Plan involved in the transaction, if such employer or an affiliate of such employer has the authority, alone or shared with others, to appoint or terminate the named fiduciary or otherwise negotiate the terms of the named fiduciary’s employment agreement.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Control” means the power to exercise a controlling influence over the management policies of a person other than an individual.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Fund” means the Washington Capital Joint Master Trust Real Estate Equity Fund

“Interest” means with respect to the ownership of an entity (i) the combined voting power of all classes of stock entitled to vote or the total value of the shares of all classes of stock of a corporation, (ii) the capital interest or the profits interest of a partnership, or (iii) the beneficial interest of a trust or unincorporated enterprise.  A person is considered to own an interest held in any capacity if the person has or shares the authority to exercise any voting rights or to direct some other person to exercise the voting rights relating to such interest, or to dispose of or to direct the disposition of such interest.

“Party in Interest” means (A) a fiduciary, counsel or employee of any Plan; (B) a service provider to any Plan; (C) an employer or employee organization whose employees or members are covered by any Plan, or the owner, directly or indirectly, of fifty percent or more of such employer or employee organization; (D) a corporation, partnership, estate or trust fifty percent or more owned or held, directly or indirectly, by persons described in the foregoing clauses (A), (B) and (C); (E) a relative (spouse, ancestor, lineal descendent or spouse of a lineal descendent) of any individual described in the foregoing clauses (A), (B) and (C); (F) an employee, officer or director (or individual having powers or responsibilities similar to those of officers or directors), or a ten percent or more shareholder, directly or indirectly, of any Plan or of any person described in the foregoing clauses (B), (C) or (D); (G) a ten percent or more (directly or indirectly, in capital or profits) partner or joint venturer of a person described in the foregoing clauses (B), (C) or (D), all within the meaning of Section 3(14) of ERISA.

“Plan” means any employee welfare, benefit, pension, profit sharing or retirement plan, fund or program, or individual retirement account, subject to Title I of ERISA or section 4975 of the Code, the assets of which are included in the Fund (list attached).

“Property” means that certain real property together with the improvements, structures, fixtures, equipment and other personal property used in connection therewith or stored thereon which contains the premises leased to undersigned by Landlord.

“Related Party” means (A) a person which as of the last day of the most recent calendar quarter owns a 10 percent or more Interest in WCM, (B) a person controlling or controlled by a person which as of the last day of the most recent calendar quarter either (i) owns a 20 percent or more Interest in WCM, or (ii) owns a greater than 10 percent, but less than 20 percent, Interest in WCM and exercises control over management or policies of WCM by reason of its ownership Interest in WCM.

“Tenant” means the undersigned.

“Transaction” means any transaction involving the assets of the Plan with respect to the Property, including the Tenant leasing the Property.  The leasing of the Property shall be deemed to be a Transaction hereunder for the entire period of the lease, plus any extensions or renewals thereof.

“WCM” means Washington Capital Management, Inc., which is the investment manager for the Fund.

In connection with the Transaction, following diligent inquiry, the undersigned hereby represents, warrants and certifies to you as follows:

1.
Neither Tenant nor any Affiliate with respect to Tenant has, or had at the time of the Transaction, the authority to appoint or terminate WCM as a manager of any of the assets of any Plan that are invested in the Fund, or to negotiate the terms of any management agreement with WCM (including renewals or modifications thereof) on behalf of any Plan with respect to assets of such Plan invested in the Fund.

2.	Tenant is not a Related Party with respect to WCM.

3.	Tenant is not a Party in Interest with respect to any Plan.

To the best knowledge of the undersigned, following diligent inquiry, the foregoing certifications are true and correct as of the date hereof.  The undersigned hereby acknowledges that you will be relying on the foregoing certifications in determining the application of the prohibited transaction rules under ERISA, the availability of ERISA Prohibited Transaction Class Exemption 84-14 (Qualified Professional Asset Manager) and other provisions of relevant law with respect to the Transaction, and in making certain determinations under the Code with respect to unrelated business taxable income.

In witness whereof the undersigned has caused this certificate to be executed under seal in its name and behalf by its duly authorized general partner, officer or attorney-in-fact.

ACTIVECARE, INC.
A Delaware corporation

Date: November 12, 2010	By: Michael G. Acton

Name: _________________________

Title: CFO

Washington Capital Management, Inc.
Real Estate Equity Fund Institutional Client List

■	AGC-IUOE Local 701 Pension Trust Fund
■	Alaska Electrical Pension Fund
■	Alaska Ironworkers Pension Fund
■	Alaska Laborers – Employers Retirement Fund
■	Alaska Plumbing and Pipefitting Industry Pension Fund
■	Archdiocese of Seattle Priests Pension Plan
■	BAC Local No. 1 Washington Pension Trust
■	Carpenters Pension Trust Fund for Northern California
■	The Group Investment Trust Of The Carpenters Retirement Trust Of Western Washington And The Carpenters Individual Account Pension Plan Of Western Washington
■	Carpenters Trust of Western Washington Employees Retirement Savings Plan
■	Cement Masons and Plasterers Retirement Trust Fund
■	Cement Masons and Plasterers Joint Pension Trust
■	Cement Masons – Employers Pension Trust
■	Edison Pension Trust
■	Hotel & Restaurant Employees Union Local 9 Pension Trust
■	IBEW Local Union 191 Money Purchase Plan
■	Idaho Plumbers & Pipefitters Pension Trust
■	Local 598 Supplemental Pension Plan
■	Northwest Clean Air Agency Money Purchase Pension Plan
■	Northwest Sheet Metal Workers Pension Trust
■	Operating Engineers Retirement Fund Locals 302 & 612
■	Oregon Laborers – Employers Pension Plan and Trust
■	Oregon Sheet Metal Workers Pension Plan
■	Oregon-Washington Carpenters Employers Pension Trust Fund
■	Pension Trust Fund of Operating Engineers (Local 3)
■	Pipe Trades Pension of Montana
■	Plasterers Local 82 Pension Fund
■	Puget Sound Electrical Workers Pension Plan
■	Roofers Local 58 Supplemental Benefit Plan
■	San Diego Electrical Pension Trust Fund
■	San Diego County Cement Masons Pension Trust
■	Seattle City Employees’ Retirement System
■	Service Employees International Union Pension Plan
■	Sheet Metal Workers’ Pension Plan of Southern California, Arizona and Nevada

Washington Capital Management, Inc.
Real Estate Equity Fund Institutional Client List
(continued)

■	United Association Local No. 290 Plumber, Steamfitter and Shipfitter Industry Pension Plan
■	Washington-Idaho Cement Masons Employees Retirement Trust Fund
■	Washington-Idaho Laborers Employers Pension Trust Fund
■	Washington State Plumbing & Pipefitting Industry Pension Plan
■	Western Glaziers Retirement Fund
■	Western Glaziers Retirement Trust - Oregon and SW Washington
■	Western Washington Laborers-Employers Pension Trust
■	Western Washington Painters Defined Contribution Pension Plan

as of November 3, 2010 does not represent client endorsement or reference